     As filed with the Securities and Exchange Commission on June 26, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         BELLWETHER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                76-0437769
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)



1331 LAMAR, SUITE 1455, HOUSTON, TEXAS                 77010
(Address of Principal Executive Offices)             (Zip Code)


                         BELLWETHER EXPLORATION COMPANY
                           1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 J. DARBY SERE
                             1331 LAMAR, SUITE 1455
                             HOUSTON, TEXAS  77010
                    (Name and address of agent for service)

                                 (713) 650-1025
         (Telephone number, including area code, of agent for service)
                         ------------------------------

                                    Copy to:

                            BUTLER & BINION, L.L.P.
                           1000 Louisiana, Suite 1600
                             Houston, Texas  77002
                           Attn:  George G. Young III
                                 (713) 237-3111

                        Calculation of Registration Fee

 --------------------------------------------------------------------------------------------------------------------------
   Title of Securities          Amount                Proposed                 Proposed maximum             Amount of
    to be registered             to be            maximum offering            aggregate offering          registration
                              registered          price per share*                  price                     fee*
--------------------------------------------------------------------------------------------------------------------------
         Common                 500,000               $ 8.00                   $ 4,000,000.00            $ 1,180.00
         Stock                  shares
--------------------------------------------------------------------------------------------------------------------------
---------
*  Computed pursuant to Rule 457(h) based on the average of the high and low reported prices on June 23, 1998.

==========================================================================================================================

                                    PART I

                 INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, and all documents subsequently filed by Bellwether Exploration Company (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

     (a) the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1997 (File No. 0-9498);

     (b) the Company's Transition Report on Form 10-K for the transition period from July 1, 1997 to December 31, 1997 (File No. 0-9498);

     (c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 (File No. 0-9498); and

     (d) "Item 4. Description of Registrant's Securities Registered" in the Company's Registration Statement on Form 8-B (File No. 0-9498) describing the Company's Common Stock.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Article Eight of the Certificate of Incorporation and Section 7.7 of the Bylaws of the Company provide, in general, that the Company may and shall, respectively, indemnify its officers and directors to the full extent permitted by Delaware law. Article Nine of the Certificate of Incorporation of the Company further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director except for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director derived a personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS

     EXHIBIT NUMBER
     AND DESCRIPTION
     ---------------

      (4) Instruments defining the rights of security holders, including indentures
           4.1  Specimen Stock Certificate (incorporated by reference to Exhibit
                4.1 to the Company's Registration Statement on
                Form S-1, File No. 33-76570)
           4.2 The Company's 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1, File No. 333-21813.)
      (5)  Opinion regarding legality
           5.1  Opinion of Butler & Binion, L.L.P.
     (23)  Consents of experts and counsel
           23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
           23.2 Consent of KPMG Peat Marwick LLP
     (24)  Power of attorney (included on the signature page hereof)

ITEM 9.  UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 25, 1998.


                                     BELLWETHER EXPLORATION COMPANY


                                     By: /s/ J. Darby Sere
                                        ---------------------------------
                                        J. Darby Sere, Chairman of the Board of
                                        Directors and Chief Executive Officer

                                 POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Darby Sere, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                             TITLE                              DATE
           ---------                                             -----                              ----
 /s/ J. Darby Sere                                 Chairman of the Board of Directors,         June 25, 1998
------------------------------------------------   Chief Executive Officer and President
J. Darby Sere                                      (Principal Executive Office)


                                                                                               June 25, 1998
/s/ William C. Rankin                              Senior Vice President and Chief
------------------------------------------------   Financial Officer (Principal Financial
William C. Rankin                                  and Accounting Officer)

                                                                                               June 25, 1998
/s/ Vincent H. Buckley                             Director
------------------------------------------------
Vincent H. Buckley

                                                                                               June 25, 1998
/s/ Alexander K. McLanahan                         Director
------------------------------------------------
Alexander K. McLanahan


/s/ Dr. Jack Birks                                 Director                                    June 25, 1998
------------------------------------------------
Dr. Jack Birks

                                                                                               June 19, 1998
/s/ Townes G. Pressler                             Director
------------------------------------------------
Townes G. Pressler

                                                                                               June 25, 1998
/s/ Habib Kairouz                                 Director
------------------------------------------------
Habib Kairouz

                                                                                               June 25, 1998
 /s/ J. P. Bryan                                   Director
------------------------------------------------
J. P. Bryan